Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-217753 of our report dated June 9, 2014 related to the combined financial statements of Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc. as of and for the years ended December 31, 2013 and 2012, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Houston, Texas

June 12, 2017